                                                                   EXHIBIT 99(g)

                           Amendment #2 to Exhibit A

     Exhibit A to Custodian Agreement dated as of July 1, 1996 between Bankers Trust Company and BT Pyramid Mutual Funds is hereby amended:

The following is a list of Portfolios      The following is a list of Investment
referred to in the first WHEREAS clause    Portfolios referred to in Section 28
of the Agreement.                          of the Agreement.
Money Market Investment                    Cash Management Portfolio
Equity 500 Index Fund Investment           Equity 500 Index Portfolio
Asset Management Fund                      Asset Management Portfolio
PreservationPlus Fund                      PreservationPlus Portfolio

Dated as of February 28, 2001


                                           BT PYRAMID MUTUAL FUNDS
                                           By: /s/ Daniel O. Hirsch

                                           Name: Daniel O. Hirsch

                                           Title:  Secretary

                                           BANKERS TRUST COMPANY

                                           By: /s/ Ross C. Youngman

                                           Name: Ross C. Youngman

                                           Title: Managing Director